SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2018

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2018, Harmel S. Rayat was appointed to the Board of Directors of SolarWindow Technologies, Inc. as Chairman (the “Company”).

Mr. Rayat's annual compensation for serving as Chairman of the Board of Directors will be $1.00 per year.

Mr. Rayat began his career working as a mail room clerk and messenger for a national Canadian brokerage firm before soon entering the brokerage business as a stock broker, during which time he developed a keen talent for recognizing investment opportunities and a penchant for investing in companies with strong potential. Mr. Rayat is the president and sole stockholder of Kalen Capital Corporation , which owns, on a fully diluted basis 27,344,833 shares of the Company’s common stock, representing approximately 61% of the Company's issued and outstanding stock.* Mr. Rayat is also a director of RenovaCare, Inc.

Since the 1990s, Mr. Rayat has enjoyed a successful career as an entrepreneur and an investor providing strategic capital and managerial guidance to a number of entities. Seeking non-correlating, relative low-risk, high-yielding investment diversity and new opportunities, Mr. Rayat established,  and is the majority stockholder of,Talia Jevan Properties, Inc. in 2006 to acquire and manage high-quality, relatively low-risk commercial real estate properties, with an emphasis on Class-A properties in prominent cities qualified by size, economic strength, growth potential, social and cultural diversity, geographical appeal, and most importantly, a superior risk adjusted return on investment. Starting with no legacy assets, a personal equity investment of $20 million and following a risk-adjusted acquisition strategy and a proactive managerial mindset heavily focused on providing exceptional service to tenants, Mr. Rayat has since built a commercial real estate portfolio valued at almost $200 million, using modest leverage. For the 12 years ending December 31, 2017, his portfolio has generated annualized return on equity of 42% per year, compared to 11% for the Dow and 17% for NASDAQ.

Mr. Rayat is the author of the book “Winning With Commercial Real Estate.”

* Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 36,249,544 shares of common stock issued and outstanding on a fully diluted basis as of January 16, 2018. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On March 15, 2018, SolarWindow Technologies, Inc., the leading developer of transparent electricity-generating liquid coatings for glass and flexible plastics, issued a press release announcing the appointment of Mr. Harmel S. Rayat, company founder and longtime majority stockholder, as Chairman of its Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this report.

Except for the historical information presented in this document, the matters discussed in this Report, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Report should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Report. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Report and in the Registrant’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

Note: Information in this Report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Number	Description
99.1	Press Release dated March 15, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 20, 2018.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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